Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO THE SARBANES-OXLEY ACT OF 2002

        In connection with Amendment No. 1 of the Annual Report of Sunergy, Inc. (the "Company") on Form 10-KSB/A for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christian Brule, Chief Executive Officer of the Company, and I, Lorne Lilley, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1.

The Report on Form 10-KSB/A fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

Date: September 11, 2008

/s/ CHRISTIAN BRULE Christian Brule Chief Executive Officer	/s/ LORNE LILLEY Lorne Lilley Chief Financial Officer